UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc. (the “Company”), held on June 9, 2022, the Company’s stockholders considered and voted upon the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2022:

Proposal 1: Elections of Directors.

By vote reflected below, each of the following director nominees was elected to serve on the Board of Directors for a three-year term, or until his successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Croarkin	27,422,591	1,670,508	4,683,691
Peter J. McDonnell, M.D.	27,959,224	1,133,875	4,683,691

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

By vote reflected below, the appointment of PricewaterhouseCoopers LLP was ratified.

Votes For	Votes Against	Votes Abstained
33,444,940	310,980	20,870

Proposal 3: To approve, by a non-binding vote, the compensation of the Company’s named executive officers (“say-on-pay”).

By vote reflected below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,798,834	3,268,573	25,692	4,683,691

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: June 13, 2022	By:	/s/ John W. LaRocca
John W. LaRocca
General Counsel and Secretary